EXHIBIT 10.8

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated February 27, 2001)

    The following constitute the provisions of the Amended and Restated 1996 Employee Stock Purchase Plan of Yahoo! Inc.

    1.  Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  Definitions.

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Common Stock" shall mean the Common Stock of the Company.

      (d) "Company" shall mean Yahoo! Inc., a Delaware corporation.

      (e) "Compensation" shall mean all regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

      (f)  "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

      (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

      (i)  "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

      (j)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (k) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee or who begins to participate in an Offering Period after the first business day of an Offering Period, the term "Offering Date" with respect to such individual means the first business day of the first Purchase Period in which such individual participates within the Offering Period. Options granted after the first business day of an Offering Period will be subject to the same terms and conditions as the options granted on the first business day of such Offering Period except that they will have a different grant date (and thus, potentially, a different Purchase Price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

      (l)  "Offering Period" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, a period of six (6) months commencing on January 1 and July 1 of each year, except for the first Offering Period as set forth in Section 4(a). The Offering Period commencing on July 1, 2001 shall end on April 30, 2003 and thereafter Offering Periods shall commence on May 1 and end on the April 30 twenty-four (24) months thereafter; provided, however, that if the Fair Market Value of the Common Stock on a Purchase Date is lower than the Fair Market Value of the Common Stock on the first business day of the Offering Period, the Offering Period then in progress will terminate and a new Offering Period shall commence on the next May 1 or November 1, as applicable, and shall extend for a twenty-four (24) month period ending on April 30 or October 31, as applicable.

      (m) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (n) "Plan" shall mean this Employee Stock Purchase Plan.

      (o) "Purchase Date" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, the last business day of each Offering Period of the Plan and shall mean, with respect to Offering Periods beginning after such date, the last business day of each Purchase Period occurring within the Offering Period.

      (p) "Purchase Period" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, a period of six (6) months coincident with the Offering Period, except for the first Purchase Period of the first Offering Period as set forth in Section 4(b) which Purchase Period shall be coincident with such first Offering Period, and with respect to Offering Periods commencing on and after July 1, 2001, a period of six (6) months within an Offering Period commencing on each May 1 and November 1 and ending on October 31 and April 30 respectively, except for the first Purchase Period within the Offering Period commencing on July 1, 2001, which Purchase Period shall commence on July 1, 2001 and end on October 31, 2001.

      (q) "Purchase Price" shall mean, (i) with respect to Offering Periods beginning prior to July 1, 2001, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; and (ii) with respect to a Purchase Period occurring in an Offering Period beginning on and after July 1, 2001, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower, provided however that in the event (A) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (B) all or a portion of such additional Shares are to be issued with respect to an Offering Period that is underway at the time of such increase ("Additional Shares"), and (C) the Fair Market Value of a Share of Common Stock on the date of such stockholder approval (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

      (r) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

      (s) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    3.  Eligibility.

      (a) Any person who is an Employee as of the beginning of any Purchase Period of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    4.  Offering Periods and Purchase Periods.

      (a) Offering Periods.

         (i) With respect to Offering Periods beginning prior to July 1, 2001, the Plan shall be implemented by a series of Offering Periods of six (6) months duration, other than the first Offering Period, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period during this period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock (the "IPO Date") and continue until December 31, 1996.

        (ii) With respect to Offering Periods beginning on and after July 1, 2001, the Plan shall be implemented by a series of Offering Periods of approximately twenty-four (24) months duration, other than the Offering Period commencing on July 1, 2001. The Offering Period commencing July 1, 2001 shall have a duration of approximately twenty-two (22) months and shall continue until April 30, 2003.

        (iii) The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

      (b) Purchase Periods. Each Offering Period beginning prior to July 1, 2001 shall have a six (6) month Purchase Period coincident with such Offering Period. Each Offering Period commencing on and after July 1, 2001 shall consist of four (4) consecutive Purchase Periods of approximately six (6) months' duration commencing on May 1 and November 1 of each year, except the first Purchase Period of the Offering Period commencing on July 1, 2001, which shall be of approximately four (4) months duration commencing on July 1, 2001 and ending on October 31, 2001. The last business day of each Purchase Period shall be the Purchase Date for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31 and a Purchase Period commencing on November 1 shall end on the next April 30. The Board of Directors of the Company shall have the power to change the duration and/or frequency of

  Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

    5.  Participation.

      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

      (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the subscription agreement is applicable, unless the Employee's participation is sooner terminated as provided in Section 10.

    6.  Method of Payment of Contributions.

      (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant's Compensation on each such payday (or such other maximum percentage as the Board may establish from time to time before an Offering Date). All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

      (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period (in the case of Offering Periods beginning prior to July 1, 2001) or during the Purchase Period (in the case of Offering Periods beginning on and after July 1, 2001), may decrease the rate of his or her Contributions during the applicable Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month. For Offering Periods beginning on and after July 1, 2001, a participant may change the rate of his or her Contributions effective as of the beginning of any Purchase Period within such Offering Period by filing a new subscription agreement at least ten (10) business days prior to the beginning of such Purchase Period.

      (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at any time during an Offering or Purchase Period, as applicable. Payroll deductions shall re-commence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering or Purchase Period, as applicable, which is scheduled to end in the following calendar year, unless the participant's participation is terminated as provided in Section 10. In addition, a participant's payroll deductions may be decreased by the Company to 0% at any time during a Purchase Period in order to avoid unnecessary payroll contributions as a result of application of the maximum Share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the next Purchase Period, unless terminated by the participant as provided in Section 10.

      (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

    7.  Grant of Option.

      (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on any Purchase Date occurring within the Offering Period a number of Shares determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however, that the maximum number of Shares an Employee may purchase during each Offering Period (with respect to Offering Periods beginning prior to July 1, 2001) and each Purchase Period (with respect to Offering Periods beginning on and after July 1, 2001) shall be in each case 5,000 Shares, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

      (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") means, as of any date, the value of Common Stock determined by the Board in its discretion provided that, to the extent the Common Stock is trading on the Nasdaq National Market (or a stock exchange), (A) the Fair Market Value as of an Offering Date shall be the closing sales price of the Common Stock as reported by the Nasdaq National Market (or the closing sales price on such stock exchange) for the last business day immediately preceding the Offering Date, and (B) the Fair Market Value of the Common Stock as of a Purchase Date shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market (or the closing sales price on such stock exchange) for the Purchase Date, in each case as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the Fair Market Value of a Share shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

    8.  Exercise of Option.

      (a) Unless a participant's participation is terminated as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each applicable Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account (subject to such limitations as are specified in the Plan). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

      (b) No fractional Shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant or termination of such participant's participation as provided in Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant.

    9.  Delivery.  As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the

Shares purchased upon exercise of his or her option. Notwithstanding the foregoing, the Board may require that all Shares purchased under the Plan be held in an account (the participant's "ESPP Stock Account") established in the name of the participant (or in the name of the participant and his or her spouse, as designated by the participant on his or her subscription agreement), subject to such rules as determined by the Board and uniformly applied to all participants, including designation of a brokerage or other financial services firm (an "ESPP Broker") to hold such Shares for the participant's ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the participant (or for the benefit of the participant and his or her spouse, as designated by the participant on his or her subscription agreement).

    10.  Voluntary Withdrawal; Termination of Employment.

      (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Purchase Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

      (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

      (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, unless such Employee is on an approved leave of absence or a temporary reduction of hours, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

      (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

      (e) Automatic Withdrawal. With respect to Offering Periods commencing on and after July 1, 2001, and to the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than was the Fair Market Value of the Shares on the first business day of such Offering Period, then every participant in such Offering Period shall automatically be deemed (i) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in a new Offering Period commencing on the next November 1 or May 1, as applicable, in accordance with Section 2(l). In addition, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than the Fair Market Value of the Shares on the Offering Date with respect to an individual who began participation in an Offering Period after the first business day of an Offering Period, such individual shall be automatically deemed (x) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in the Plan as of the beginning of the next Purchase Period to commence within such Offering Period, with such individual having a new Offering Date in accordance with Section 2(k).

    11.  Interest.  No interest shall accrue on the Contributions of a participant in the Plan.

    12.  Stock.

      (a) Subject to adjustment as provided in Section 18, the maximum number of Shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 7,600,000 Shares.

      (b) If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

      (c) The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised.

      (d) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as designated by the participant in his or her subscription agreement; provided that if the Board has determined that Shares shall be held in an ESPP Stock Account held by an ESPP Broker in accordance with Section 9, Shares shall be registered in the name of such ESPP Broker for the benefit of the participant or the participant and his or her spouse, as designated by the participant in his or her subscription agreement.

    13.  Administration.  The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

    14.  Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering or Purchase Period, as applicable, but prior to delivery to him or her of such Shares and/or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    15.  Transferability.  Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

    16.  Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

    17.  Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

    18.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

      (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

      (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, any Offering Period and Purchase Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, if not so assumed or substituted, the Offering Period then in progress shall be shortened and the Board shall set a new Purchase Date (the "New Purchase Date"). The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Share subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Common Stock and the sale of assets or merger.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    19.  Amendment or Termination.

      (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

    20.  Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    21.  Conditions Upon Issuance of Shares.  The Company shall have no obligation to issue Shares with respect to an option unless the exercise of such option and the issuance and delivery of such

Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    22.  Term of Plan; Effective Date.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

    23.  Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

    New Election ______

Change of Election _______

    1.  I,            , hereby elect to participate in the YAHOO! INC. Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") commencing with the Offering Period            , 20  to            , 20  , and subscribe to purchase Shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

    2.  I elect to have Contributions in the amount of      % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 15% of my Compensation during an Offering Period. (Please note that no fractional percentages are permitted).

    3.  I hereby authorize payroll deductions from each paycheck during the Offering Periods at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

    4.  I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can decrease the rate of my Contributions on one occasion only during any Purchase Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Purchase Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Purchase Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

    5.  I have received a copy of the Company's most recent description of the Plan and a copy of the complete "YAHOO! INC. Amended and Restated 1996 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

    6.  Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

    7.  In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due to me under the Plan:

NAME: (Please print)
(First) (Middle) (Last)
(Relationship)	(Address)

    8.  I understand that if I dispose of any Shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such Shares or, if I joined the Plan after such date, the first business day of the Purchase Period with respect to which I joined the Plan during such Offering Period) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares on the Purchase Date over the price which I paid for the Shares, regardless of whether I disposed of the Shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

    I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the such disposition of the Shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Shares by me.

    9.  If I dispose of such Shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the Shares at the time of such disposition over the purchase price which I paid for the Shares under the option, or (2) 15% of the fair market value of the Shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

    I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

    10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:
SOCIAL SECURITY #:
DATE:
SPOUSE'S SIGNATURE (necessary if beneficiary is not spouse):
(Signature)
(Print name)

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

    I,            , hereby elect to withdraw my participation in the YAHOO! INC. Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") for the Offering Period commencing            , 20  . This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

    I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of Shares can be made by me during the Offering Period.

    The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:

Signature of Employee

Social Security Number

i